UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

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BENEFITFOCUS, INC.

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Benefitfocus, Inc. 843-981-8898 pr@benefitfocus.com Investor Relations: Patti Leahy 843-981-8899 ir@benefitfocus.com

Benefitfocus Issues Statement in Response to Indaba

Indaba Rejects Customary Cooperation Agreement

Indaba Continues to Block the Company from Interviewing Indaba’s Director Nominee

Company Reiterates Intention to Submit a Proposal at 2021 Annual Meeting to Declassify the Board

CHARLESTON, S.C., April 15, 2021 — Benefitfocus, Inc. (NASDAQ: BNFT), an industry-leading benefits technology platform that simplifies benefits administration for employers, health plans and brokers, today issued the following statement in response to a letter filed by Indaba Capital Management, LP. (“Indaba”), on April 15, 2021:

We are disappointed with Indaba’s decision to misrepresent our private negotiations. The company has repeatedly attempted to engage in constructive negotiations. Despite our good faith efforts, Indaba seems determined to misrepresent the terms of our proposed cooperation agreement.

Benefitfocus proposed a customary settlement agreement, under which Indaba nominee Ronald P. Mitchell would be appointed to the Benefitfocus board, with terms that are consistent with market standards and intended to protect the interests of all the company’s shareholders. Many of these terms were made necessary because of Indaba’s continued refusal to allow us to vet Mr. Mitchell, or even meet or interview him, until an agreement is reached to appoint him to the board. Consistent with its fiduciary obligations, the Board sought protections to ensure Mr. Mitchell would abide by our standard Board policies, including customary confidentiality obligations. The Board sought these provisions in order to protect the company’s information and the interests of all the company’s shareholders.

We offered Indaba representation on the board that is commensurate with its ownership stake. We believe Indaba remains focused on forcing a near-term sale of the company, which, as a large debt holder (in addition to its equity stake), would disproportionately benefit Indaba.

Benefitfocus is committed to generating substantial value for all shareholders and we remain open to constructive input from our shareholders to achieve that goal. Benefitfocus has taken meaningful action over the past few months to improve our governance practices, refresh our board and execute on our strategy:

•

In March, Coretha Rushing, a leader in the human resources industry, was appointed to the board. She was previously corporate vice president and chief human resources officer (CHRO) of Equifax Inc, and before that, she was senior vice president and the first woman to serve as CHRO at The Coca Cola Company.

•	Following the 2021 Annual Meeting, Doug Dennerline will become independent chairman of the board and Lanham Napier will step down as lead independent director.

•

As previously announced, the company intends to submit a proposal to shareholders to declassify its board. This proposal will be the first matter on the agenda at our 2021 annual meeting of stockholders.

Additional details will be included in our proxy statement for the 2021 annual meeting of stockholders, which will be filed with the Securities and Exchange Commission.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT) unifies the entire benefits industry through innovative technology solutions that bring efficiency, cost savings and simplicity to employee benefits administration. Our powerful cloud-based software, data-driven insights and thoughtfully designed services help employers, insurance brokers, health plans and suppliers address the complexity of benefits enrollment and engagement, while bringing easier access to health, wealth and lifestyle products through a world-class benefits experience. Our mission is simple: to improve lives with benefits. Learn more at www.benefitfocus.com, LinkedIn and Twitter.

DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: the costs and distractions of dealing with activist stockholders; our ability to maintain our culture and recruit, integrate and retain qualified personnel, including on our board of directors; our ability to compete effectively; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; the immature and volatile nature of the market for our products and services; privacy; security and other risks associated with our business; management of growth; volatility and uncertainty in the global economy and financial markets in light of the evolving COVID-19 pandemic; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec-filings or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Important Additional Information and Where to Find It

The company intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the company’s stockholders for the company’s 2021 annual meeting of stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investor Relations section of the Benefitfocus website at https://investor.benefitfocus.com/sec-filings or by contacting the company’s Investor Relations department at ir@benefitfocus.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The company, its directors and certain of its executive officers are participants in the solicitation of proxies from the company’s stockholders in connection with matters to be considered at the company’s 2021 annual meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the company’s directors and executive officers in the company is included in the company’s Proxy Statement on Schedule 14A for its 2020 annual meeting of stockholders, filed with the SEC on April 29, 2020, the company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 10, 2021 and in the company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the company will be set forth in the company’s Proxy Statement for its 2021 annual meeting of stockholders and other relevant documents to be filed with the SEC, if and when they become available.